Exhibit 999

American Financial Group Announces Preliminary Estimate
Of Superstorm Sandy Losses and Narrows 2012 Core Earnings Guidance

Cincinnati, Ohio – November 15, 2012 – American Financial Group, Inc. (NYSE/NASDAQ:AFG) today issued an initial estimate of its expected loss from Superstorm Sandy. Based on information available at this time, AFG estimates that its pre-tax loss, net of reinsurance, will be in the range of $25 to $35 million.

Substantially all of the claims reported arise from policies covering businesses located in Sandy’s path. S. Craig and Carl H. Lindner III, AFG Co-Chief Executive Officers, issued this statement: “We extend our deepest sympathies to all those who have been affected by the devastation caused by Sandy. Our claims teams are working with our agents and policyholders to identify and process covered claims as quickly and efficiently as possible.”

AFG’s insurance operations not affected by Sandy continue to report strong operating earnings. Including the currently estimated loss from this catastrophe, the Company has narrowed its 2012 core net operating earnings guidance to $3.10 - $3.30 per share. Furthermore, the estimated combined ratio for 2012 for the Company’s property and casualty operations has been narrowed to a range of 94% - 96%. Combined ratio guidance for the Property and Transportation Group has been tightened to an expected range of 97% - 99%, and guidance for the Specialty Financial Group has narrowed slightly to 89% - 91%.

About American Financial Group, Inc.

American Financial Group is an insurance holding company based in Cincinnati, Ohio with assets in excess of $35 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and fixed-indexed annuities in the education, bank and individual markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. or abroad; performance of securities markets; AFG’s ability to estimate accurately the likelihood, magnitude and timing of any losses in connection with investments in the non-agency residential mortgage market; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio, the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; changes in persistency of in-force policies; availability of reinsurance and ability of reinsurers to pay their obligations; the unpredictability of possible future litigation if certain settlements of current litigation do not become effective; trends in persistency, mortality and morbidity; competitive pressures, including those in the annuity bank distribution channels and the ability to obtain adequate rates and policy terms; changes in AFG's credit ratings or the financial strength ratings assigned by major ratings agencies to our operating subsidiaries; and other factors identified in our filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:	Diane P. Weidner	Websites:
	Asst. Vice President - Investor Relations	www.AFGinc.com
	(513) 369-5713	www.GreatAmericanInsuranceGroup.com
www.GAFRI.com